UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden hours per response. . 38.0
Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 15, 2006

CAREER EDUCATION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23245	36-3932190
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL		60195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

This Form 8-K/A corrects inadvertent errors in the press release issued by Career Education Corporation (the “Registrant”) on February 15, 2006 that reported the Registrant’s financial results for the fourth quarter and year ended December 31, 2005.

On page 3 of the press release, under the heading “Population and New Student Start Data,” the dates referenced in the first and second bulleted items have been corrected to reflect that:

•                  CEC total student population as of January 31, 2006, was approximately 104,200, representing a 3 percent increase from total student population as of January 31, 2005, of approximately 101,500.

•                  OEG student population as of January 31, 2006, was approximately 32,700, representing a 31 percent increase from OEG student population as of January 31, 2005, of approximately 24,900.

A copy of the Registrant’s corrected release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference. The information contained in Item 2.02 to this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number	Description of Exhibits

99.1	Corrected Press Release of Registrant dated February 15, 2006, reporting the Registrant’s financial results for the fourth quarter and year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Janice L. Block
Janice L. Block
Senior Vice President, General Counsel, and Corporate Secretary

Dated:  February 16, 2006

Exhibit Index

Exhibit
Number	Description of Exhibits

99.1	Corrected Press Release of Registrant dated February 15, 2006, reporting the Registrant’s financial results for the fourth quarter and year ended December 31, 2005.